PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. ®

1450 BROADWAY – 24TH FLOOR

NEW YORK, NEW YORK 10018

HARRIS & HARRIS GROUP PORTFOLIO COMPANY OPGEN

FILES AMENDED REGISTRATION STATEMENT FOR PROPOSED PUBLIC OFFERING

NEW YORK, NY – April 8, 2015 – Harris & Harris Group, Inc. (NASDAQ: TINY), notes its portfolio company, OpGen, Inc., filed an amended registration statement on Form S-1 with the U.S. Securities and Exchange Commission on April 6, 2015, relating to its proposed initial public offering of its common stock.

Maxim Group LLC (“Maxim”) is acting as the sole book-running manager for the proposed OpGen offering.

This offering will be made only by means of a prospectus. A copy of the preliminary prospectus may be obtained from Maxim, 405 Lexington Avenue, 2nd Floor, New York, NY, 10174, (212) 895-3666.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

PRESS CONTACT:

Jessica Attanasio

Vice President, Gregory FCA

Email: Jessica@GregoryFCA.com

Direct: 610-228-2112

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Harris & Harris Group, Inc.’s (the “Company”) current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as subsequent filings, filed with the Securities and Exchange Commission (the “SEC”) for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The Company is not responsible for the contents of third party filings with the SEC.